Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Operating Revenues:
Electric	$1,088	$1,064
Gas	387	348

Total operating revenues	1,475	1,412

Operating Expenses:
Fuel	213	181
Purchased power	151	209
Gas purchased for resale	230	215
Other operations and maintenance	399	369
Depreciation and amortization	175	167
Taxes other than income taxes	122	113

Total operating expenses	1,290	1,254

Operating Income	185	158

Other Income and Expenses:
Miscellaneous income	15	17
Miscellaneous expense	8	15

Total other income	7	2

Interest Charges	101	98

Income Before Income Taxes	91	62

Income Taxes	35	23

Income from Continuing Operations	56	39

Loss from Discontinued Operations, Net of Tax	(199)	(442)

Net Loss	(143)	(403)

Less: Net Income (Loss) Attributable to Noncontrolling Interests:

Continuing Operations	2	2

Discontinued Operations	-	(2)

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	54	37

Discontinued Operations	(199)	(440)

Net Loss Attributable to Ameren Corporation	$(145)	$(403)

Earnings (Loss) per Common Share - Basic and Diluted:

Continuing Operations	$0.22	$0.15
Discontinued Operations	(0.82)	(1.81)

Net Loss per Common Share - Basic and Diluted	$(0.60)	$(1.66)

Average Common Shares Outstanding	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$161	$184
Accounts receivable - trade, net	479	354
Unbilled revenue	262	291
Miscellaneous accounts and notes receivable	70	71
Materials and supplies	461	570
Mark-to-market derivative assets	27	23
Current regulatory assets	196	247
Current accumulated deferred income taxes, net	80	160
Other current assets	60	75
Current assets of discontinued operations	1,500	1,600

Total current assets	3,296	3,575

Property and Plant, Net	15,408	15,348
Investments and Other Assets:
Nuclear decommissioning trust fund	437	408
Goodwill	411	411
Intangible assets	16	14
Regulatory assets	1,719	1,785
Other assets	665	668

Total investments and other assets	3,248	3,286

TOTAL ASSETS	$21,952	$22,209

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$355	$355
Accounts and wages payable	341	533
Taxes accrued	91	50
Interest accrued	111	89
Customer deposits	110	107
Mark-to-market derivative liabilities	73	92
Current regulatory liabilities	135	100
Other current liabilities	163	168
Current liabilities of discontinued operations	1,198	1,166

Total current liabilities	2,577	2,660

Long-term Debt, Net	5,803	5,802
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,235	3,166
Accumulated deferred investment tax credits	68	70
Regulatory liabilities	1,667	1,589
Asset retirement obligations	380	375
Pension and other postretirement benefits	1,113	1,138
Other deferred credits and liabilities	593	642

Total deferred credits and other liabilities	7,056	6,980

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,614	5,616
Retained earnings	764	1,006
Accumulated other comprehensive loss	(15)	(8)

Total Ameren Corporation stockholders’ equity	6,365	6,616
Noncontrolling Interests	151	151

Total equity	6,516	6,767

TOTAL LIABILITIES AND EQUITY	$21,952	$22,209

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2013	2012

Cash Flows From Operating Activities:
Net loss	$(143)	$(403)
Loss from discontinued operations, net of tax	199	442
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	166	156
Amortization of nuclear fuel	20	21
Amortization of debt issuance costs and premium/discounts	6	4
Deferred income taxes and investment tax credits, net	40	30
Allowance for equity funds used during construction	(8)	(9)
Stock-based compensation costs	9	8
Other	(3)	(5)
Changes in assets and liabilities:
Receivables	(95)	93
Materials and supplies	91	79
Accounts and wages payable	(127)	(208)
Taxes accrued	41	22
Assets, other	52	19
Liabilities, other	65	23
Pension and other postretirement benefits	3	41
Counterparty collateral, net	26	(9)

Net cash provided by operating activities - continuing operations	342	304
Net cash provided by operating activities - discontinued operations	37	79

Net cash provided by operating activities	379	383

Cash Flows From Investing Activities:
Capital expenditures	(275)	(245)
Nuclear fuel expenditures	(11)	(38)
Purchases of securities - nuclear decommissioning trust fund	(35)	(109)
Sales and maturities of securities - nuclear decommissioning trust fund	32	102
Other	(2)	(2)

Net cash used in investing activities - continuing operations	(291)	(292)
Net cash used in investing activities - discontinued operations	(12)	(19)

Net cash used in investing activities	(303)	(311)

Cash Flows From Financing Activities:
Dividends on common stock	(97)	(90)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	-	(22)
Advances received for construction	-	1

Net cash used in financing activities - continuing operations	(99)	(113)
Net cash used in financing activities - discontinued operations	-	-

Net cash used in financing activities	(99)	(113)

Net change in cash and cash equivalents	(23)	(41)
Cash and cash equivalents at beginning of year	184	248

Cash and cash equivalents at end of period	$161	$207